     PRICING SUPPLEMENT NO. 80                               Rule 424(b)(3)
     DATED: October 17, 1996                             File No. 333-03685
     (To Prospectus dated May 23, 1996
     and Prospectus Supplement dated May 23, 1996)


                               $4,954,795,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $75,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 10/22/96                     [_]                  [_]

 Maturity Date: 10/22/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        RePayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Monthly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [x]  LIBOR Telerate

 [_]  Prime Rate                       Interest Payment Period: Monthly

 [_]  CMT Rate

 Initial Interest Rate: ***

 Index Maturity:  One month

 Spread (plus or minus): +0.03%

-------------------------
  *  11/22/96, 12/23/96, 01/22/97, 02/24/97, 03/24/97, 04/22/97, 05/22/97,
     06/23/97, 07/22/97, 08/22/97 and 09/22/97.

 **  11/22/96, 12/23/96, 01/22/97, 02/24/97, 03/24/97, 04/22/97, 05/22/97,
     06/23/97, 07/22/97, 08/22/97, 09/22/97 and 10/22/97.

***  One month LIBOR as of October 18, 1996 plus 3 basis points.

     The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.


     NYFS04...:\25\22625\0122\1824\FFF0186N.270